CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in this Registration Statement (Form N-1A) of the Direxion Funds to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 76 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697).

/s/ Ernst & Young LLP

Chicago, Illinois
October 29, 2007